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                                    LEASE AND RIGHT OF FIRST REFUSAL AGREEMENT

THIS LEASE AND RIGHT OF FIRST REFUSAL AGREEMENT is made and entered into as of the 1st Day of December, 1998, by and between the following parties: Ronald L. Fedor, hereinafter referred to as "Lessor" or "Landlord".

                                                        and

     Treasure Coast Boating Center, Inc., a Florida corporation hereinafter referred to as "Lessee" or "Tenant";
                                                    WITNESSETH:

In consideration of the covenants herein contained to be performed by the Lessee. Lessor does hereby lease to the Lessee the following described land and improvements situate, together with the appurtenances thereto, including the parking areas, means of ingress and egress and service areas, lying and being in Broward County, Florida, to-wit:

That certain facility in Pompano Beach (Broward County) Florida located on:

     Parcel "A", less the Westerly 150 feet thereof of Cresthaven No. 4 according to the Flat thereof, recorded in Flat Book 38, page 10, of the Public Records of Broward County. Florida.

SUBJECT TO the following exceptions:

         (a) Taxes for 1998 and subsequent years, provided however that said taxes are to be paid by Lessor.

         (b) Facts that an accurate survey or personal inspection of the property disclosed or would have disclosed.

         (c) Zoning and or other restrictions and prohibitions imposed by governmental authority excepting that such zoning and restrictions shalt not prohibit or impair Lessee from using
                  the  leased   premises   for  the   purpose  of   operating  a
                  maintenance, repair, sales and brokerage of new and used boats.

         (d) Easements, restrictions, limitations and reservations of record. However, none of such easements, restrictions, limitations and reservations shall prohibit or impair Lessee from using the leased premises for the purpose of operating a maintenance, repair, sales and brokerage of new and used boats. The above sometimes hereinafter referred to as the "Property".

TO HAVE AND TO HOLD the same for a term beginning at 12 o clock noon on the 14th day of November, 1998, and ending at 12 o clock noon on the 1st day of December, 1999, unless sooner terminated or extended pursuant to the terms and provisions of this lease.



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THE LESSOR COVENANTS AND AGREES WITH THE LESSEE AS FOLLOWS:

         1. Title. He is possessed of a marketable fee simple title to the above described lands and improvements, subject only to the exceptions hereinabove set forth, and the Lessor warrants and represents to the Lessee that the property is free and clear of all encumbrances and liens of whatsoever kind, and that the Lessor has the unrestricted full right to execute and perform this for the term thereof, save and except for the exceptions set forth above.


         2. Rent. Lessee shall pay to Lessor at such place or places as Lessor shall from time to time designate rent in accordance in the following manner and amounts:

A. The monthly rent due and owing for the first 16 days of this lease (November 14, 1998 - December 1, 1998) is One ($1.00) Dollar. Monthly payments of Seven Thousand ($7,000.00) Dollars plus applicable sales tax shall commence and be due and owing each and every month thereafter, beginning on December 1, 1998.

Simultaneous with the execution of this Lease, Lessee shall remit to Lessor the sum of Five Thousand One ($5,001.00) Dollars, representing rent for November 1998 in the amount of One ($1.00) Dollar, together with a security deposit in the amount of Five Thousand ($5,000.00) Dollars. Monthly payments shall be made on the 1st day of each month commencing on December 1, 1998 and hereafter for the term of this Lease, together with applicable sales tax as set forth below, subject to increases as hereinafter set forth.

Options to Extend Lease. Provided that Lessee is not in default of this lease, Lessee shall have the option to extend the term of this Lease for an additional period of Five years. Said option is exercisable at the sole discretion of Lessee. Lessor having no right whatsoever to prevent Lessee from exercising such options provided that Lessee is not in default of this lease. such extended term to begin respectively upon the expiration of the term of this Lease or this Lease as extended. If Lessee shall elect to exercise the aforesaid option. it shall do so by giving notice to Lessor not less than three (3) months prior to the expiration of the term of this Lease or of this Lease as extended. The same terms and conditions as herein set forth shall apply to the extended term, provided however that Lessee shall be responsible for rent in the following amounts:

December 1, 1998 - November 1, 1999. Rent in the amount of Eighty Four Thousand ($84,000.00) Dollars per annum, payable in equal monthly installments of Seven Thousand ($7,000.00) Dollars per month together with applicable sales tax thereon payable on the 1st day of each month.

                                     Option to Renew for Five Additional Years

         Additional Rent increases to be re-negotiated Ninety (90) Days prior to Lease expiration date each year.

3. Maintenance. Lessee shall keep all improvements now and hereafter located upon the Leased premises in good repair and condition, subject only to ordinary wear and depreciation in light of the


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age,  construction  and  nature of the  improvements  and damage by fire and the elements excepted, and to keep the premises in a clean and sanitary condition. The Lessee shall make all repairs and replacements made necessary as a result of
its  negligence  and  all  interior   nonstructural   repairs  and  replacements
(including ordinary repairs to the heating system, air conditioning system. electrical system, electrical system plumbing and sprinkler system) necessary to keep and maintain the premises in good order and state of repair: provided that, the Lessee shall not be obligated to make any repairs or replacements made necessary as a result of damages caused by fire, the elements. or any cause covered bx any extended coverage insurance carried by the Lessor. The Lessor shall promptly make all repairs and replacements which are his responsibility and covered by Lessor's insurance, Lessee shall be responsible for all other repairs.

4. Alterations and improvements. Tenant may, from time to time, at itss expense, make such material alterations, decorations, additions, or improvements (including but not limited to initial leasehold improvements to the Premises) (hereinafter collectively referred to as "Alterations") in and to the Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of his business in the Premises , provided, however, that written consent of the Landlord has been first had and obtained. Landlord's consent shall not be unreasonably withheld, provided, however, that: (a) The outside of the Building shall not be affected; (b) the Alterations are non-structural and the strength of the Building shall not be affected; (c) the Alterations are to the interior of the Premises and no part of the Building outside of the Premises shall be affected; (d) the proper functioning of the mechanical, electrical, sanitary, and affected and the usage of such systems by Tenant shall not be increased; (e) before proceeding with any material Alteration, Tenant shall submit to Landlord for Landlord's approval, plans and specifications for the work to be done and Tenant shall not proceed with such work until it has received said approval. Tenant shall obtain and deliver to Landlord (if so requested) either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in Florida), each in an amount equal to one hundred twenty-five percent (125%) of estimate of the cost of Alterations and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant, at it's expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable law and requirements of public authorities and with all applicable requirements of insurance bodies. The Alterations shall be diligently performed in lien free and a good and workmanlike manner, using new materials and equipment satisfactory to Landlord and shall be performed by contractors approved by Landlord, in writing. Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or material done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority having jurisdiction or asserting jurisdiction. Tenant shall have no authority to create any liens for labor or materials on or against the Building and/or the Premises and, accordingly, Tenant shall defend, indemnify, and save Landlord harmless from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles installed in and constituting a pail of the Premises and against all costs, expenses, and liabilities (including reasonable attorney's fees) incurred in connection


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with any such lien or encumbrance or any action or proceeding  brought  thereon.
Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at his option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith which expenses shall include reasonable attorney's fees and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises, the Building, and or the Property. TENANT SHALL IN NO EVENT HAVE ANY RIGHT TO CAUSE OR PERMIT ANY LIEN TO AFFECT THE FEE SIMPLE INTEREST OF LANDLORD TO THE PREMISES OR THE PROPERTY. Notwithstanding anything to the contrary hereinabove, Lessee may, at its expense, paint the interior and exterior of the building(s), and seal and or pave the driveway and parking areas, provided that the market value of the Leased premises shall not thereby be lessened, and that the foregoing actions shall be performed in a good and workmanlike and lien free manner, and provided that any exterior alterations and/or improvements are approved by the Lessor.

5. Lessor's Interest not Subject to Mechanics Liens. ALL PERSONS TO WHOM THESE PRESENTS MAY COME are put upon notice of the fact that the Lessee shall never, under any circumstances, have the power to subject the interest of the Lessor in the premises to any mechanic s or materialman s liens or liens of any kind, and all persons dealing with the Lessee are hereby put upon notice that they must look wholly to the interest of the Lessee in the demised premises and not to that of the Lessor.

6. Liability Insurance. Lessee shall carry at Lessee's cost public liability insurance insuring the Lessor for a coverage of not less than $500,000.00 for
(1) person with a coverage of not less than $l,000,000.00 for more than one (1) person for a single occurrence and for $500,000.00 property damage. The policies or certificates thereof shall be delivered to Lessor and will be renewed from time to time so that at all times such insurance protection shall continuously exist. All policies must designate the Lessor and any of Lessor's mortgagees as co-insured. Evidence of payment of premiums thereon shall be furnished to Lessor not less than ten (10) days prior to the due dates thereof.

7. Protection of Lessor. Lessor shall be under no obligation to make any repairs, alterations or improvements, to or upon the leased premises, or any part thereof, except as otherwise provided for in paragraphs 3, 20 and 21 of this Lease. Accordingly, Lessee shall pay all costs and expenditures made for or on account of the leased premises during the term of the Lease, except as otherwise provided for in paragraphs 3, 20 and 21 of this lease, and shall save the Lessor harmless therefrom, including among others, but not limited to, the following:

     A. The cost of all telephone, electricity, water. sewer, trash/garbage collection and other utilities, rendered to or on behalf of the leased premises.

B. All claims and causes of action for personal injury, loss of life, or damage to property sustained in or about the leased premises or the improvements thereon, and the appurtenances thereto, and from all costs and reasonable attorney's fees in connection therewith.



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C. All expenses and reasonable attorney' s fees on account of any default by the
Lessee in the performance of the terms of this Lease. In the event of any litigation involving the rights of parties under this Lease, the prevailing party shall be entitled in the discretion of the Court to an award of reasonable attorney s fees, court costs, and expenses of the suit.

D. Lessee shall, at its own expense. at all times during the term of this Lease, including any extensions thereof. maintain the leased premises, make repairs to the buildings and appurtenances as provided for in paragraphs

8. Use. Lessee shall make no unlawful, improper or offensive use of the leased premises; and to comply with all legal laws, zoning ordinances and regulations of all governmental bodies having jurisdiction thereof.

9. Inspection. Lessee shall allow Lessor to inspect the premises upon request at reasonable intervals during Lessee's hours of business.

10. Signs. Lessee shall have the option to erect, at its expense, upon any portion of the Leased premises, signs of such height and other dimensions as Lessee shall determine, bearing such legend or description as Lessee shall determine. Notwithstanding anything to the contrary set forth above, Lessee's option to erect a sign shall be subject to the approval of the Lessor, which approval shall be in Lessor's discretion, as any signage must comply with all requirements imposed by Lessor. Additionally, at the termination of the lease, Lessee, at Lessor's option, shall be responsible for removing said sign at Lessee's sole cost and expense. Lessor shall not permit any other signs, billboards or posters to be displayed on any portion of the leased premises.

11. Default. If, during the term of this Lease, Lessor considers Lessee in default of any of Lessee's obligations under the lease, Lessor shall give written notice to Lessee of such, specifying the applicable provisions of the lease that Lessor considers Lessee in default of, provided that, Lessor need not give written notice to Lessee if Lessee is in default due to nonpayment of rent, such that Lessee shall automatically be in default twenty (20) days after nonpayment of rent. Upon receiving written notice from Lessor of a default under the lease which does not involve payment of rent, Lessee shall have twenty (20) days, or other such period as may be elsewhere provided for a particular default, to cure said default. In the event a default cannot be reasonably cured in twenty (20) days, then the conditions of this paragraph shall be satisfied if such cure is commenced within the above twenty (20) day grace period, and thereafter pursued with reasonable diligence to completion, which completion shall be effected within not more than one hundred (100) additional days, provided that if the nature of the default can not reasonably be cured within one hundred (100) additional days. Lessee shall have an additional reasonable period of time to cure the default, provided that, Lessee is diligently proceeding to cure said default. In the event Lessee is in default of this Lease and said default is not cured as set out hereinabove, and the default shall continue to exist, then the Lessor may, at Lessor' s option, terminate this Lease and re-enter upon the Property, whereupon the term hereby granted and all right, title and interest under it shall end, and the Lessee shall become a tenant at sufferance; or else Lessor may, at his option, under such circumstances, elect to declare the entire rent for the balance of the term, or any part thereof, due and payable forthwith. The Lessor may proceed to collect such rent by distress or otherwise, provided that should the premises become vacant as a result of a default on Lessee's part. Lessor shall use reasonable efforts to re-lease the same to a financially responsible tenant so as to mitigate Lessee s liability hereunder. These remedies shall be cumulative to and shall not preclude the rights of the Lessor under the landlord and tenant statutes of the State of Florida. No waiver of a breach or any of the covenants of this representation of warranties to the conditions or fitness of the premises for any use or purpose have been made by the Lessor. Accordingly. Lessee agrees to accept the leased premises in an "as is" condition. and acknowledges that the condition of the premises is satisfactory to Lessee as of the commencement date of this Lease.

12. Fitness of Premises. Lessee acknowledges that no representation of warranty as to the conditions or fitness of the premises for any use or purpose have been made by the Lessor. Accordingly, Lessee agrees to accept the leased premises in an "as is" condition, and acknowledges that the condition of the premises is satisfactory to Lessee as of the commencement date of this lease.

13. Protection of Title. Time title of Lessor to the Property will be protected by Lessee from all claims on behalf of parties claiming under Lessee.

14. Notices. All notices required hereunder may be served personally, or at the option of the giver, may be served by certified or registered mail, return receipt requested, posted in the continental United States of America, and such notice shall be effective from the date of mailing. Such notices to Lessor shall be given to such addresses as Lessor shall furnish to Lessee from time to time, and until further notice shall be as follows:

Ronald L. Fedor
2628 N.E.. 49th Street
Fort Lauderdale. Florida 33308
1-954-491-9456

Notices to time Lessee shall be given to such addresses as Lessee shall furnish to Lessor from time to time, until further notice shall be as follows:

D. Thomas Grane
c/o Treasure Coast Boating Center
420 South Federal Highway
Stuart, Florida 34994

15. Assignment. The Lessee may not assign this Lease unless the prior written consent of the Lessor has first been had and obtained, provided that Lessor shall act in good faith and shall not unreasonably withhold said consent. Lessor, in making his good faith determination of whether or not to consent to assignment, has the right to investigate the financial stability of any potential assignment, and if Lessor, in good faith, determines that assignee is not financially sound, Lessor may refuse to give his consent to such assignment. In the event that this lease is assigned, Lessee shall remain liable hereunder.

     16. Advances by Lessor. In the event Lessee shall fail to make payment of any sums required
         -------------------


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to be paid by Lessee under this Lease other than the payment of rent,  Lessor at his option may pax such sums for Lessee, provided that any right of Lessor to make such payments are conditioned on written notice to Lessee, and Lessee shall have ten (10) days to perform on his own account, provided that, if immediate payment is required, such that, to give Lessee written notice and ten (10) days to perform would result in a penalty, fine or any other imposition being levied against the Lessor. The Lessor may pay such sums for Lessee without first giving written notice. All sums so advanced shall be paid by Lessee to Lessor on the first day of the month following the advance; and Lessee will pay interest on such advance at the rate of ten percent (10%) per annum until paid.

17. Lessee' s Right To Cure Defaults of Lessor. In the event that Lessor shall fail, for whatsoever reason, to timely pay the property taxes levied on the Leased premises, Lessee may, after ten (10) days prior written notice to Lessor, at his sole option and discretion, pay such sums for Lessor, provided that, if immediate payment is required, such that, to give Lessor written notice and ten
(10) days to perform would result in a penalty, fine or any other imposition being levied against the Lessee. the Lessee may pay such sums for Lessor without first giving written notice. Furthermore, upon ten (10) days prior written notice to Lessor, Lessee has the right to remove any other lien or charge that may restrict Lessee's use of the premises, provided that if immediate payment is required such that, to give Lessor written notice and ten (10) days to perform would result in a penalty, fine or any other imposition being levied against the Lessee, the Lessee may pay such sums for Lessor without first giving written notice. Lessor shall give to Lessee timely notice of any such defaults, so that Lessee may pay said sums. All sums so advanced shall be paid by Lessor to Lessee on the first day of the month following the advance.

18. Eminent Domain. If at any time during the term of this Lease, the demised real estate or the improvements or buildings located thereon or any portion thereof be taken or any portion or condemned by reason of eminent domain, there shall be such division of the proceeds and awards in such condemnation proceedings and such abatement of rent and other adjustments made as shall be just and equitable under the circumstances. In general, it is the intent of this paragraph that upon condemnation the parties hereto shall share their awards to the extent that their interests respectively are depreciated, damaged, or destroyed by the exercise of the right of eminent domain.

19. Insolvency of Lessee. The term is conditioned upon the continued solvency of Lessee and shall be terminated by any act the result of which would be to pass by operation of law or otherwise any interest or estate in the Leased premises to any trustee or receiver in bankruptcy, liquidator, purchaser at any sheriff's sale, or purchased at any sale held by any other judicial officer, including sales by clerks of court or special masters in chancery amid all of the estate hereby leased shall thereupon revert to the Lessor upon Lessor giving written notice to Lessee and without further conveyance.

20. Compliance with Laws. Lessee shall give prompt notice to Lessor of any notice it receives of the violation of any law or requirement of any public authority with respect to the leased premises or the use or occupation thereof Lessee shall, at Lessee's expense, comply with all laws and requirements of any public authorities which shall, in respect of the Leased premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the premises, impose any violation, order or duty on Lessor or Lessee arising from
(a) Lessee's use of the Premises; (b) the
manner or conduct of Lessee's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Lessee; or (d) breach of any of Lessee's obligations hereunder, whether or not such compliance requires work which is non-structural, ordinary or foreseen or unforeseen: and Lessee shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Lessor or any successor lessor by reason or arising out of Lessee's failure to fully and promptly comply with and observe the provisions of this Section. Lessor shall give prompt notice to Lessee of any notice it receives of the violation of any law or requirement of any public authority with respect to the leased premises or the use or occupation thereof. Lessor shall, at Lessor's expense, comply with all laws and requirements of any public authorities which shall, in respect of the leased premises or the use and occupation thereof or the abatement of any nuisance in, on or about the premises, impose any violation, order or duty on Lessor or Lessee arising from all matters, conditions, events and circumstances independent of Lessee s presence on, occupation of and use of the premises.

21. Risk of Loss. The Lessee takes all risks of any damage to its property and to any property brought on the leased premises by it or its agents, servants, licensees or invitees, that may occur by reason of any cause whatsoever, except for intentional or negligent acts of the Lessor or his agents or the failure of the Lessor to perfom the obligations of Lessor contained herein. The Lessee may terminate this lease and move from the premises if the premises become untenable because of damage by fire, water or other casualty or because of any condition hazardous to health, unless the Lessor can restore the premises to a tenable condition within ninety (90) days from the date Lessor is notified of said damage to the premises, by repairing, rebuilding or eliminating the health hazard. The Lessee may terminate this lease and move from the premises, after said ninety (90) day period has expired, if the inconvenience to the Lessee by reason of the nature and period of repair, rebuilding or elimination would impose undue hardship on him. If the Lessor proceeds to repair or rebuild the premises or eliminate the hazard to health, and the Lessee remains in possession, rent abates to the extent the Lessee is deprived of the nominal use of the premises. If the Lessee justifiably terminates the Lease under this paragraph 21, the Lessee is not liable for rent after the premises become untenantable and the Lessor must repay any rent paid in advance apportioned to the period after the premises become untenable. If Lessee terminates under this provision, all obligations of Lessee to repair the premises, if any, shall be null and void. The termination provisions of this paragraph 21, are inapplicable if the damage or condition is caused by negligence or improper use by the Lessee.

22. Lessor's Estate. Lessee shall look only to Lessor's estate and Lessor' s interest in the Property, or the proceeds thereof, for the satisfaction of Lessee' s remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor hereunder, and no other property or assets of Lessor, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use or occupancy of the Property.

23. Memorandum of Lease. At the option of either party, the parties hereto shall, simultaneously with the execution and delivery of this lease, or within twenty (20) days thereof execute and deliver a Memorandum of Lease setting forth such information as may be necessary to constitute a "short term lease", provided that the form and content of said memorandum of lease is acceptable to both parties, either party may, at its expense, cause said memorandum of lease to be recorded within (30) days following delivery of this Lease.

24. Radon Gas. The parties acknowledge that the Lessee has received the following statutory notification concerning Radon gas; Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may create health risks to persons who are exposed to it over a time period. Levels that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

25.  Environmental  Matters.   Tenant  agrees  that  it  will  comply  with  all
enviromnnental laws, whether local, state, or federal, including, withoumt limitation, (a) Federal Clean Air Act, 42 U.S.C. ~1857 et seq.; (b) Federal Water Pollution Act. 33 U.S.C. -.1151 et seg.; (c) Resource Conservation and Recoven Act of 1976, 42 U.S.C. -.6901. ~ (d) Comprehensive Environmental Response, Compensation and Liability Act. 42 U.S.C. S9601. et seg.; (e) Federal Clean Water Act. 33 U.S.C. -.1251. et seg.; (f) Toxic Substances Control Act. 15 U.S.C. -.2301. et seg.; and (g) Florida Air amid Water Polluition Act. Chapter 403, Florida Statutes, as each shall be amended time to time. Without limiting the foregoing, Tenant agrees that it will (i) give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release or removal of "Hazardous Waste" (as defined below) from or on the Demised Premises; (ii) not use or employ the Demised Premises or any portion of the Land to handle, transport, store, treat or dispose of any Hazardous Waste, whether or not it was generated or produced on the Demised Premises; and (iii) defend, indemnify, and hold Landlord harmless from and against any and all claim, damage, liability, expense or cost of any kind whatsoever, including, but not limited to, attorney's fees and costs at all tribunal levels, which Landlord may suffer, incur, or pay resulting from or arising out of any act or omission of Tenant, or Tenant's agents, or any other person on the Demised Premises nnder color of authority of Tenant, effecting time handling, storage, treatment, transportation, disposal, release or removal of Hazardous Waste from or on the Demised Premises or any portion of the Land. The term "Hazardous Waste" shall include, withoumt limitation, any solid waste, or similar environmental hazard, which, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to (i) an increase in mortality, (ii) an irreversibile or incapacitating illness, or (iii) a substantial, present, or potential hazard to human health or the envirownent, when unproperly treated, stored, transported or disposed, or otherwise managed, whether at such time of occurrence, it shall be deemed a violation of any Law.

26. WAIVER OF JURY. THE PARTIES HERETO WAIVE TRIAL BY JURY IN CONNECTION WITH THE PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARVIES HERETO AGAINST THE OTHER IN CONNECTION WITH THIS LEASE OR ANY MATTER RELATING HERETO.

27. Right of First Refusal. It is acknowledged by the parties hereto that during the term of this Lease or any extensions or renewals thereof Lessee shall have a right of first refusal in connection with the purchase and sale of the Property which is the subject matter of this Lease. The right of first refusal shall be effective only so long as Lessee is in good standing under this Lease, and may not be assigned separate fromn or independently from the Lease, and, may not be sold or assigmied without the prior written consent of Lessor. In the event the right of first refusal is in effect. and, in the event Lessor receives a bona fide offer for the purchase of all or any part of the Property. Lessor shall give written notice to Lessee of the offer of purchase, amid Lessee shall have a period of fifteen (15) days, after receiving said written notice, within which to match the offer and purchase time property, in the event Lessee wishes to match the offer and purchase the Property, Lessee shall, within the above fifteen (15) day period, tender written notice to Lessor of its election to match the offer and purchase the Property. In the event Lessor does not receive written notification from Lessee of its intent to match the offer and purchase the Property, at the end of the fifteen (15) day period. Lessor shall be free to sell the Property to the party tendering the offer. All notices by Lessee must be in accordance with the notice provisions of this agreement. In the event Lessee elects to match the offer. the purchase price for the Property shall be identical to the purchase price set fbrthm in the written offer, excepting that Lessee shall be credited, against the purchase price to be paid by the Lessee, with a sum equal to the amount of any brokerage commission, if any, which Lessor shall save by a sale to the Lessee, and shall be payable in accordance with the terms and provisions of the written offer. If Lessor shall receive an offer for the purchase of time Property, which is not consumunmated by delivering a deed to the offerer, the Lessee's right of first refusal shall remain applicable to all subsequent offers, provided that Lessee is not in default of this lease. Notwithstanding anything to the contrary provided in the written offer,other than the purhase price and the manner of payment,which shall be identical to the terms and provisions set foth in the written offer, the terms, provisions and procedures under which Lessee shall purchase the Property will be in accordance with the terms and provisions as herinafter set forth:

Abstract/Title Commitment. Lessor shall furnish an abstract, or abstracts, to the real property within fifteen (15) days from the date of Lessee s election to purchase the Property. in accordance with the tenus and provisions of paragraph 27 above, such abstract or abstracts to be brought up to date at Lessor's expense. The abstract(s) shall show Lessor's title to the Property to be good, marketable and insurable, and subject only to restrictions, reservations, limitations, easements, servitudes, dedications and covenants of record, as is hereinabove permitted under Paragraph 27.A. (the "Permitted Title Exceptions"). Any subsequent continuations necessary to continue the abstract to a time proximate to the time of closing shall be the responsibility of Lessee. In the event such title shall not be found to be good, marketable and insurable, then Lessor agrees to use reasonable diligence to make his title good, marketable and insurable, and shall have twenty (20) days to do so, but if, after reasonable diligence on his part, said title shall not be made good, marketable and insurable, the Earnest Money Deposit paid by Lessee, if any, shall be returned to it and, thereupon, both the Lessor and Lessee shall be released from all obligations under this agreement and the Agreement for Purchase and Sale or, at the option of Lessee, communicated in writing, Lessor shall deliver his title in existing condition. However, Lessor's obligation with respect to remedying any defect in title shall not exceed a monetary obligation of One Thousand ($ 1.000.00) Dollars.

  B.     Prorations, Adjustments and Prepaid Items.

(i) Taxes, rents, revenues and issues of the Property shall be prorated as of the time of closing. Any prepaid items which were taken over by the Lessor at closing shall be paid to Lessor to the extent of their unused benefit. Any contracts or Insurance policies assigned to and assumed by the Lessee at closing shall be paid to Lessor to the extent of the unused benefit of said contracts, and insurance policies, if applicable, to the extent of any prepayment for the same. Finally, any existing deposits or prepaid items constituting Lessor s obligations under existing contracts. if any. shall be delivered by the Lessor to the Lessee at the closing of said transaction. (ii) Pending governmental liens, if any. shall be assumed by Lessee. Certified governmental liens, if any, shall be paid by the Lessor provided the improvements for which die lien was imposed have been installed and are in service.

     C. Title. Title shall be conveyed at closing by warranty deed (statutory form), subject to taxes prorated for the current year and the Permitted Exceptions.

     D. Assignment of Lease. At closing, Lessor shall assign to the Lessee, by written assignment, this Lease, and the purchaser shall assume and agree to perform the obligations under said lease and indemnify and hold the seller free amid harmless of and from any further liability thereunder. Alternatively, natively, at Lessee's option. Lessee may terminate this Lease.

     E. Mechanic's Lien Aftidavit. At closing, Lessor shall deliver to Lessee a mechanic's lien affidavit.

     F. Brokers. The Lessor amid the Lessee represent to each other that there are no brokers involved in this transaction and no brokerage commission is payable, and, each of the parties agree to indemnify the other in connection with any loss, including any reasonable attorney's fees, through and including trial and appellate levels. This provision shall survive the closing of this transaction.

     G. Time of Closing. The parties agree that closing shall occur on or before forty-five (45) days from the date that the Lessee exercises its right to purchase under this right of first refusal, unless failure to close within the said forty-five (45) day period is attributable to the Lessor, upon which the time for closing shall be extende,. said closing to take place at time and place to be determined.

     H. Default of Lessee. Should the Lessee, after electing to purchase, default in connection with any of its obligations under this right of first refusal, then the Lessor shall retain the sum of $10,000.00 as agreed liquidated damages in that both parties stipulate that such amount is to be paid to Lessor in consequence of such breach and that is difficult, if not impossible, to determine actual damages; whereupon both parties shall be released of and from any and all further obligations under this right of first refusal.

     I. Default of Lessor. Should the Lessor default in any of his obligations under this right of first refusal. the Lessee shall be entitled to enforce this right of first refusal by specific performance.

     J. Closing Costs. It shall be the obligation of Lessor to pay for abstract preparation or cost of issuance of title insurance commitment and documentary stamps on the deed, together with his own attorney's fees. It shall be the obligation of Lessee to pay for the recording of its deed, title insurance, if any, and its own attorney's lees. It is specifically understood and agreed that any costs involved, charged or exacted in connection with Lessee's mortgage financing shall be the responsibility of the Lessee.

     K. Successors and Assigns. This agreement shall be binding upon and inuire to the benefit of the parties and their successors, administrators and assigns.


28.      Miscellaneoums.

A. All prior understandings and agreements between the parties are merged in this Lease and Right of First Refusal Agreement which alone filly and completely express the agreement of the parties. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification) is sought.

  B. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease and Right of First Refusal Agreement, or to exercise any election herein contained. shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease and Right of First Refusal Agreement or of the right to exercise such election. but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.


  C If any provision of this Lease and Right of First Refusal Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable. the remainder of this Lease and Right of First Refusal Agreement and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease and Right of First Refusal Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease and Right of~ First Refusal Agreement to be drafted. Each covenant. agreement. obligation. or other provision of this Lease and Right of First Refusal Agreement on Lessee s part to be performed. shall be deemed and construed as a separate and independent covenant of Lessee. not dependent on any other provision of this Lease and Right of First Refusal Agreement. Each covenant. agreement. obligation, or other provision of this Lease and Right of First Refusal Agreement on Lessor's~ s part to be performed. shall be deemed and construed as a separate and independent covenant of Lessor. not dependent on any other provision of this Lease and Right of First Refusal Agreement. All terms and words used in this Lease, regardless of the number or gender in which they are used. shall be deemed to include any other number and any other gender as the context may require.

   D. This Lease and Right of First Refusal Agreement which includes Exhibit A (Excluded Property). Exhibit B (Equipment Lease). and Exhibit C (Guaranty) constitutes the entire agreement between the parties hereto and shall be interpreted in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals. the day and year first abov e set forth.

Signed. sealed and delivered in
the presence of:






Witness to "Lessor"                                        Ronald L. Fedor


                                             Treasure Coast Boating Center, Inc.
Witness as to "Lessee"

                                               By:
                                                   D. Thomas Grane, GM-Owner

                                        STATE OF FLORIDA, COUNTY OF BROWARD

I HEREBY CERTIFY, that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments. RONALD L. FEDOR, who produced DRIVER S LICENSE as identification as the person(s) described in and who executed the foregoing and acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed and who did take an oath.

     SWORN. SUBSCRIBED and ACKNOWLEDGED before me, an officer, County of Broward, State of Florida. this day of October, 1998


Notary Public
Print Name:

  Mv Commission Expires:

       I HEREBY CERTIFY, that on this day personally appeared before me. an officer duly authorized to administer oaths and take acknowledgments, D. THOMAS GRANE, to me personally known or who produced DRIVER S LICENSE as identification as the person(s) described in and who executed the foregoing and acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed and who did take an oath.

         Sworn, Subscribed and acknowledged before me, an officer, County of Martin, State of Florida, this 26th day of October, 1998

GAIL L POLLHEIN

                                                  LANDLORD WAIVER

PREMISES:       3101 N. Federal HWY, Pompano Beach, FL 33064

TENANT:         Treasure Coast Boating Center, Inc.

DATE:          10/27/98

WHEREAS, the undersigned has entered into a lease agreement whereby undersigned holds Leasehold interest in the above premises and undersigned is the landlord of the above premises which are rented to the above named tenant ("Tenant"), and

WHEREAS, Tenant has granted or Is granting a continuing lien and security interest to The ClTGroup/Sales Financing, Inc. ("Lender") in the following collateral (called "Collateral")

         All  present  and  future  inventory  consisting  of  all of  Tenant  s
Inventory of Manufactured HousIng, RecreatIon Vehicles and Marine products, including boats, boat motors and engines financed by Lender in possession, custody or control of Debtor and all accessories and parts; all Manufacturer Certificates of Origin and Certifications of Titles thereof; all equipment, manufacturer volume rebates, finance reserves and insurance proceeds of all said inventory which are financed by Secured Party, together with all proceeds of the sales or other disposition thereof. All after acquired property for all of the foregoing, whether by way of replacement, substitution or addition, is included.

         NOW, THEREFORE, the undersigned Intending to be legally bound hereby, and for other good, valuable and sufficient consideration, receipt whereof is hereby acknowledged, hereby agreed as follows;

         1) Any and all liens, claims, demands, or rights, including but not limited to the right to levy or distrain for unpaid rent, which the undersigned now has or hereafter acquires on or in any of the collateral shall be subordinate and inferior to the lien and security interest of the Lender, and as to the Lender, the undersigned hereby specifically waives and relinquishes all rights of levy, distraint or execution with respect to such property.

         2) Any Collateral of Tenant shall, at all times, be considered to be personal property, even if it is attached to the real estate, and shall not become a part of the aforementioned premises, so long as any m:Onies are owing to the Lender by Tenant.

         3) Lender may at any time enter upon the aforementioned premises and remove the Collateral, provided, however, that Lender shall first advise Undersigned of its intent to so enter the premises, and/or remove the Collateral. Lender may also take possession of the Collateral on the Tenant s premises, and may remain on the premises for a reasonable period of time, in order to dismantle, prepare for disposition, or removal, dispose of or otherwise deal with the Collateral. Any damage caused the leased premises by the Lender or its agents on removal of such Collateral shall be promptly repaired by Lender at its own cost and expense. Lender agrees to underwrite and remit any unpaid rent on these premises for the period used to remove its (Lenders) property.

4) The undersigned will notify any purchasers of the premises and any subsequent mortgagee of the existence of this Waiver, which shall be binding upon the executors, administrators, successors, transferees or assignees of the undersigned and sb II inure to the benefit of the successors and assigns of Lender.


Owner:            Signed:                    (Print name)            (Sign name)

                                                  Ronald L. Fedor
                                               2628 N.E. 49th Street
                                           Ft. Lauderdale, FL 33308-4836
         FL 1-954-491-9456                                  GA 1-912-932-5856


10/22/1998


Treasure Coast Boating Center, Inc.
420 5. Federal Highway
Stuart, Florida 34994
att: Judy or Tom  Grane

  Re:    Addenduun to Lease Agreement




Dear Tom  & Judy:

Per our phone conversation today, please add the following addendum to the proposed Lease Agreement on the Pompano Beach location.

The environniental clause will become effective on delivery to you of an environmentally clean property report from a certified environmental company. I am meeting with EPAC Environniental Services, Inc. today. The report will be added to the Lease Agreement as an addendum.

The Leased property mailing address is 3101 N. Federal Highway. Pompano Beach, Florida 33064. The parcel size is an irregumlar rectangle approximately 186 feet fronting on N. Federal Highway with an average of 163.5' of depth. Which calculates to approximately 30,411 sq. ft. This location is presently occupied by Five Star Marine.

The roof will be repaired as needed as soon as possible.

It is my understanding you will have an inspection of the premises priorto accepting the maintenance clause in the Lease.

lf you have ammy other concerns, please contact me.



Thanks,

Ron